UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   April 1, 2008

APOGEE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10456	04-3005815
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

129 Morgan Drive
Norwood, Massachusetts 02062
(781) 551-9450
(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 1, 2008, Apogee Technology, Inc. ( “Apogee”) received $100,000 in proceeds from the sale of two promissory notes.  Herbert M. Stein, the Chairman and Chief Executive Officer of Apogee, and David Spiegel, a large shareholder of Apogee’s common stock each loaned the Company $50,000, pursuant to the promissory note attached hereto.  The promissory notes bear simple interest of 8% per year and are to be repaid in cash after 180 days.

The promissory notes are attached hereto as Exhibit 10.1 and Exhibit 10.2, and are incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF THE REGISTRANT.

The information required by this Item 2.03 is set forth in Item 1.01 above, which is incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

Associated with the promissory notes discussed above are two warrants.  Each warrant is a three (3) year warrant with a strike price of $1.  Each warrant represent five thousand shares of common stock, for Messrs. Stein and Spiegel, respectively, as added consideration for the Notes.  These warrants have been documented using the form of warrant, Exhibit 10.3, attached.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description

10.1	Promissory Note dated as of April 1, 2008 by and between Apogee Technology, Inc. and Herbert M. Stein
10.2	Promissory Note dated as of April 1, 2008 by and between Apogee Technology, Inc. and David Spiegel.
10.3	Form of Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE TECHNOLOGY, INC.

Dated: April 2, 2008	By:	/s/ Herbert M. Stein
Herbert M. Stein

President, Chief Executive Officer and
Chairman of the Board

EXHIBIT INDEX

Exhibit Number	Description

10.1	Promissory Note dated as of April 1, 2008 by and between Apogee Technology, Inc. and Herbert M. Stein
10.2	Promissory Note dated as of April 1, 2008 by and between Apogee Technology, Inc. and David Spiegel.
10.3	Form of Warrant.